Exhibit 99.1

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
OF PREFERENCES, RIGHTS AND LIMITATIONS
OF SERIES A CONVERTIBLE PREFERRED STOCK
OF WAKO LOGISTICS GROUP, INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

The undersigned, Christopher Wood, does hereby certify under the seal that:

1. He is the Chief Executive Officer of Wako Logistics Group, Inc., a Delaware corporation (the “Company”).

2. The Company is authorized to issue 5,000,000 shares of preferred stock.

3. 2,000,000 of such shares of preferred stock previously were designated by the Company's Board of Directors as Series A Convertible Preferred Stock (the “Preferred Shares”), pursuant to the Company’s Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designation”), which was filed with the Secretary of State of the State of Delaware on November 18, 2005, and as of the date hereof, 2,000,000 of such Preferred Shares are issued and outstanding.

4. The Company desires to amend the Certificate of Designation, to, among other items set forth herein, provide a limit on the shares of common stock issuable upon conversion and to change the stated value used for conversion.

5. To effectuate such amendments, the following resolutions were duly adopted by the Unanimous Written Consent of the Company's Board of Directors, and the holder of all of the issued and outstanding Preferred Shares:

WHEREAS, the Company’s Board of Directors pursuant to a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”), created and authorized the issuance of two million (2,000,000) shares of Series A Preferred, par value $.001 per share; and

WHEREAS, effective September 30, 2005, the Company’s controlling shareholder (the “Holder”) subscribed to all of the Series A Preferred shares in exchange for the cancellation of $1.5 million aggregate principal amount of indebtedness owed to the Holder by the Company representing prior loans made to the Company by the Holder in the form of a $1.0 million Convertible Promissory Note and other debt of $500,000 (the “Conversion Transaction”); and

WHEREAS, the Conversion Transaction was effected pursuant to a Conversion Agreement dated November 17, 2005 by and between the Holder and the Company; and

WHEREAS, the Company and the Holder desire to amend the Certificate of Designations so that the provisions relating to conversion, liquidation and redemption will more closely conform to the Holder’s rights prior to the Conversion Transaction.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors and the Holder of all of the issued and outstanding Preferred Shares hereby amend the Certificate of Designation as follows:

1. Section 2 of the Certificate of Designation is hereby deleted in its entirety and replaced with the following:

“2.  Stated Value. Each Preferred Share shall have a “Stated Value” equal to $.75.”

2. Section 3 of the Certificate of Designation is hereby deleted in its entirety and replaced with the following:

“3. Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a)  Holders’ Conversion Right. At any time and/or from time to time any holder of Preferred Shares shall be entitled to convert any whole or partial number of Preferred Shares into fully paid and non-assessable shares of Common Stock in accordance with this Section 3(a) and Section 3(d) of this Certificate. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing such fractional share, pay to the holder the fair value thereof in cash. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of Preferred Shares unless such taxes result from the issuance of Common Stock upon conversion to a person other than the holder of Preferred Shares.

(b)  Company Forced Conversion. Upon a Change of Control (as defined in Section 12 of this Certificate), the Company shall have a one (1) time right to require the automatic conversion of the Preferred Shares into shares of Common Stock at the Conversion Price (as defined below). To effectuate such conversion, the Company shall send to the holders a written notice (the “Company Notice of Conversion”), not less than ten (10) business days prior to the date such conversion shall occur, which conversion date may not be later than the effective date of the Change of Control (the “Company Conversion Date”), informing the holders of the Company Conversion Date, the reason for such conversion and the number of shares of Common Stock they will receive upon conversion of the Preferred Shares.

(c)  Conversion Price. Subject to anti-dilution adjustment as provided in Section 3(e) of this Certificate, the “Conversion Price” of each Preferred Share shall be $0.50 Each Preferred Share will convert into that number of shares of Common Stock determined by dividing the Stated Value of the Preferred Share by the Conversion Price, as adjusted at the time of conversion.

(d)  Limitation on Number of Shares of Common Stock Issuable. Notwithstanding anything herein to the contrary, the maximum number of shares of Common Stock that the Company shall be obligated to issue upon conversion of the Preferred Shares shall be 2,000,000 shares of Common Stock (the “Conversion Limit”). Accordingly, the Company shall not effect any conversion of the Preferred Shares, and any holder of Preferred Shares shall not have the right to convert any Preferred Shares to the extent that such conversion shall result in the Company issuing shares of Common Stock in excess of the Conversion Limit.

(e)  Mechanics of Conversion. To convert Preferred Shares into shares of Common Stock on any date (a “Conversion Date”), pursuant to Section 3(a) of this Certificate, the holder thereof shall (i) transmit by facsimile (or otherwise deliver), a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company, and (ii) surrender to a common carrier for delivery to the Company the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”). Following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion pursuant to Section 3(b) of this Certificate (ii) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(f)  Anti-Dilution Provisions. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of the Preferred Shares shall be subject to adjustment from time to time upon the happening of certain events as follows:

(i)  Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time on or after the Original Issuance Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased and the Conversion Limit shall be proportionately increased, and conversely, if the Company at any time or from time to time on or after the Original Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased and the Conversion Limit shall be proportionately decreased. Any adjustment under this subsection (e)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)  Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution and the Conversion Limit shall be increased as of the close of business on such record date, by multiplying the Conversion Limit then in effect by a fraction (1) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price and Conversion Limit shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price and Conversion Limit shall be adjusted pursuant to this subsection (e)(ii) as of the time of actual payment of such dividends or distributions.

(iii)  Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Preferred Shares been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this subsection (e) with respect to the rights of the holders of the Preferred Shares.

(iv)  Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time on or after the Original Issuance Date, the Common Stock issuable upon the conversion of the Preferred Shares is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this subsection (e)(iv), then and in any such event each holder of Preferred Shares shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Preferred Shares could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(v)  Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time on or after the Original Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this subsection (e)(v) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection (e)(v) with respect to the rights of the holders of the Preferred Shares after the reorganization, merger, consolidation or sale to the end that the provisions of this subsection (e)(v) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Shares) shall be applicable after that event and be as nearly equivalent as may be practicable.

(f) No Impairment. The Company will not, by amendment of its Certificate of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 of this Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment

(g) Status of Converted Stock. In the event any Preferred Shares shall be converted pursuant to Section 3 of this Certificate, the shares so converted shall be canceled and shall not be reissued as Preferred Shares.”

3. Section 7 of the Certificate of Designation is hereby deleted in its entirety and replaced with the following:

“7. Dividends; Participation. The Company shall pay cash dividends at the rate per share (as a percentage of the Stated Value per share) of 6% per annum payable quarterly on December 31, March 31, June 30 and September 30, out of funds legally available for the payment of dividends. If funds are not legally available for the payment of dividends, any unpaid amounts shall accrue and be paid at the next dividend payment date until all accrued but unpaid dividends are paid in full. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, and shall accrue daily commencing on the date of issuance of the Preferred Shares. The holders of the Preferred Shares shall not be entitled to any other dividends with respect to their Preferred Shares.”

RESOLVED, FURTHER, that the Chief Executive Officer, the President or any Vice-President, Secretary or Assistant Secretary, of the Company be and they hereby are authorized and directed to file this Certificate of Amendment to the Certificate of Designations, Preferences and Rights in accordance with the foregoing resolution and the provisions of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by Christopher Wood, its Chief Executive Officer on this 20th day of October 2006.

WAKO LOGISTICS GROUP, INC.

By:	/s/ Christopher Wood
Name: Christopher Wood
Title: Chief Executive Officer